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Exhibit 5.1 - Opinion of McGuire, Woods, Battle & Boothe  LLP -
              Validity of the Securities


                                  February 11, 2000



First North American National Bank
225 Chastain Meadows Court
Kennesaw, Georgia  30144

                     Circuit City Credit Card Master Trust
                            Asset Backed Securities
                      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to First North American National Bank, a national banking association ("FNANB"), and the Circuit City Credit Card Master Trust (the "Trust") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 and Amendment No. 1 thereto (together, the "Registration Statement") registering Asset Backed Securities representing undivided interests in certain assets of the Trust (the "Securities"). The Securities of a particular series will be issued pursuant to the Master Pooling and Servicing Agreement dated as of October 4, 1994, as amended (the "Pooling and Servicing Agreement"), between FNANB and Bankers Trust Company, as trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement, and a related Series Supplement to the Pooling and Servicing Agreement (a "Series Supplement") between FNANB and the Trustee, the form of which is filed as Exhibit 4.2 to the Registration Statement.

                  In connection with our engagement, we have made such legal and factual examinations and inquiries and have examined such corporate records, certificates and other documents as we have deemed necessary or advisable for purposes of this opinion.


                  We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Virginia, the State of New York and the laws of the United States of America.

                  Based upon and subject to the foregoing, we are of the opinion that, when the Securities of a particular series have been duly authorized by FNANB, duly executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the related Series Supplement and delivered and sold as contemplated by the Registration Statement, such Securities will be legally issued, fully paid and non-assessable.
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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to McGuire, Woods, Battle & Boothe LLP under the caption "Legal Matters" in the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ McGuire, Woods, Battle & Boothe LLP